EXHIBIT (12)
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                 THE PROCTER & GAMBLE COMPANY AND SUBSIDIARIES
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                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
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                               Millions of Dollars
                                                                                                                Nine Months
                                                                      Years Ended June 30                      Ended March 31
                                                      --------------------------------------------------    ------------------
                                                        1993       1994       1995       1996      1997       1997       1998
                                                      -------    -------    -------    -------   -------    -------    -------
EARNINGS AS DEFINED
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  Earnings from operations before income taxes
    after eliminating undistributed earnings
    of equity method investees                        $  294     $3,307     $4,022     $4,695    $5,274     $4,215     $4,723

  Fixed charges excluding capitalized interest           631        569        571        576       534        420        466
                                                      ------     ------     ------     ------    ------     ------     ------

    TOTAL EARNINGS, AS DEFINED                        $  925     $3,876     $4,593     $5,271    $5,808     $4,635     $5,189
                                                      ======     ======     ======     ======    ======     ======     ======

FIXED CHARGES, AS DEFINED
-------------------------
    Interest expense including capitalized            $  577     $  501     $  511     $  493    $  457     $  352    $  395
    interest 1/3 of rental expense                        79         87         83         92        77         68        71
                                                      ------     ------     ------     ------    ------     ------    ------
                                                      $  656     $  588     $  594     $  585    $  534     $  420    $  466
                                                      ======     ======     ======     ======    ======     ======    ======
    RATIO OF EARNINGS TO FIXED CHARGES                   1.4        6.6        7.7        9.0      10.9       11.0      11.0


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